Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F

FORA

Licence Agreement

Contract number: 00050727

## Licensee details

| | | | |
|---|---|---|---|
| Licensee | COMPASS PATHFINDER LIMITED | Tel | |
| Principal Contact Name | Kabir Nath | Email | kabir.nath@compasspathways.com |
| Address | 3rd Floor 1 Ashley Road | Mobile | |
| City / County | Altrincham | Company Reg. No. | 12696098 |
| Post Code | WA14 2DT | Alternative Company Identifier | |
| Country | United Kingdom | | |

## Licensee Invoicing address

| | |
|---|---|
| Licensee | COMPASS PATHFINDER LIMITED |
| Address | 33 Broadwick Street |
| City / County | London |
| Post Code | W1F 0DQ |
| Country | United Kingdom |
| Email | kabir.nath@compasspathways.com |

## Licensor details

| | |
|---|---|
| Company Name | Fora Operations Limited |
| Registered office address | C/O The Office Group 2 Stephen Street |
| City | London |
| Postcode | W1T 1AN |
| Country of incorporation | |
| Email | Notices@theofficegroup.com |

## Product description

| Product Type | Quantity | Total Fee PCM |
|---|---|---|
| Fora Office | 1 | 113,420.00 |
| Fora Owned | 0 | 0.00 |
| Fora Roam | 0 | 0.00 |
| Fora Virtual | 0 | 0.00 |
| Total | 1 | GBP 113420.00 |
| Access Limit | 120 | |
| Number of Passes | 124 | |

| | |
|---|---|
| Commencement Date | 01/09/2027 |
| Earliest End Date | 31/08/2028 |
| Minimum Term | 12 Months |
| Home Building | Broadwick Street |
| Home Building Address | 33 Broadwick Street London |
| Initial Office Space | 2ND FLOOR ENTERPRISE |
| Monthly Meeting Room Credits | GBP 630.00 |

## First month's fees

| | |
|---|---|
| Deposit | GBP 156000.00 |
| Deposit Already Held | GBP -156000.00 |
| First month fee (pro rata) | GBP 113420.00 |
| Additional charges | GBP 180.00 |
| Total | GBP 113600.00 |

## Business Rates Liability

| | |
|---|---|
| Baseline Business Rates at Agreement issue date | GBP 30144.19 |

*Your Business Rates liability is included in your total licence fee.

For and on behalf of us

| | |
|---|---|
| Name: | Laura Shields |
| Title: | Senior Enterprise Lead |
| Date : | 1/6/2026 \| 03:05:17 PDT |
| Signature: | Signed by: Laura Shields |

For and on behalf of you The Licensee

| | |
|---|---|
| Name : | Kabir Nath |
| Title: | CEO |
| Date : | 29/5/2026 \| 01:02:17 PDT |
| Signature: | DocuSigned by: Kabir Nath |

Initial C

Page 1 of 11

Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F
Services and Payment Schedule

Monthly Licence Fee Payment Summary

| Month | Licence Fee (excl. VAT) | |
|---|---|---|
| Sep-2027 | GBP | 113420.00 |
| Oct-2027 | GBP | 113420.00 |
| Nov-2027 | GBP | 113420.00 |
| Dec-2027 | GBP | 113420.00 |
| Jan-2028 | GBP | 113420.00 |
| Feb-2028 | GBP | 113420.00 |
| Mar-2028 | GBP | 113420.00 |
| Apr-2028 | GBP | 113420.00 |
| May-2028 | GBP | 113420.00 |
| Jun-2028 | GBP | 113420.00 |
| Jul-2028 | GBP | 113420.00 |
| Aug-2028 | GBP | 113420.00 |

Monthly Service Fee (excl. VAT)

| Service | Quantity | Monthly Fee | |
|---|---|---|---|
| VLAN | 1.00 | GBP | 55.00 |
| Private SSID | 1.00 | GBP | 125.00 |

Page 2 of 11

Page of 3 11 General Terms and Conditions   March 2026 1. Definitions & Interpretation  1.1. In this Agreement, the following words and phrases shall have the following meanings:  “Access Limit” means the number of persons per day stated on page 1 of this Agreement;  “Additional Charges” means any fees (together with any VAT payable thereon) payable by you to us in respect of additional goods, services or amenities delivered to you other than the Services, including without limitation (i) Bookings; (ii) use of photocopying facilities; car parking facilities (where the same is not provided by way of separate licence); (iii) postage charges; (iv) catering services; (v) excess usage charges; and (vi) any other services provided to you in any Fora Building;  “Agreement” means this agreement, incorporating the scheduled information on pages 1 and 2, these terms and conditions, any addendum to this Agreement and the House Rules;  "Baseline Business Rates" means the amount specified on page 1 of this Agreement which if your Office Space is not currently assessed on the Non-Domestic Rating List is the assessment of liability as provided by a RICS accredited specialist attributable to your Office Space and a fair proportion of the liability for Business Rates attributable to the Common Areas at your Home Building; “Bookings” means ad hoc meeting room bookings in any Building made by you in accordance with the House Rules;  “Building” means a building within the Portfolio where you may access Services pursuant to this Agreement;  “Business Day” means a day (other than a Saturday, Sunday or a public holiday) in England and Wales;  “Commencement Date” means the start date on which the services shall commence as stated on page 1 of this Agreement;  “Common Areas” means, in any Building, the Co-working Areas, Lounge Areas, Meeting Rooms, reception areas, kitchens, cafes and restaurants, gyms, gardens, terraces, toilets, corridors, staircases, landings and any other designated communal areas or facilities;  "Co-working Areas" means space at any of our Buildings designated by us as a shared co-working area from time to time;  “Deposit” means the deposit amount specified on page 1 of this Agreement and any additional deposit required under this Agreement under clause 6;  “Earliest End Date” means the earliest end date stated on page 1 of this Agreement;  “Eligible User” means you or your employees as notified to us in accordance with clause 4.1.3;  “Eligible Users List” has the meaning given in clause 4.1.3;  “Equipment” means any computer, server, desktop, laptop, television, mobile internet device or other IT or telephony equipment, such as handsets or headsets, owned, used or provided by you and brought into a Building;  “Force Majeure Event” means the occurrence of circumstances beyond our reasonable control, including, but not limited to, acts of God, fire, lightning, flood, severe weather, terrorism, explosion, civil unrest, war, disorder, epidemic, pandemic, industrial disputes (whether or not involving our employees) network failures, any computer virus, hacking or malfunction, change of law, acts of local or central government or other authorities, breakdown of any equipment, or default of any suppliers, subcontractors, utility service or transport network;  “Group Company” means in relation to any company, any other company within the same group of companies as that company within the meaning of section 42 of the Landlord and Tenant Act 1954, as well as any parent company or subsidiary of a group company and “Group” shall be construed accordingly;  “Home Building” means the Building identified on page 1 of this Agreement;  “House Rules” means the guidelines and policies relating to the fair and reasonable usage of the Services, as stated on the Fora website https://www.foraspace.com/houserules and as may be amended by Fora (acting reasonably) from time to time,  "Insolvent" means in respect of any party means any corporate action, application, order, proceeding or appointment or other step is taken or made by or in respect of a party for any composition, compromise or arrangement with its creditors generally, any restructuring plan, any moratorium, its winding-up (other than for the purpose of a bona fide scheme of solvent reconstruction or amalgamation), dissolution, administration, receivership (administrative or otherwise) or bankruptcy, or if it is unable to pay its debts as they fall due, or if it ceases to trade or if a distress, execution or other legal process is levied against any of its assets which is not discharged or paid out in full within three Business Days or if any event analogous to any of the foregoing shall occur in any jurisdiction in which that party is incorporated, resident or carries on business;  “IT & Telephony Services” means the IT and telephony services as described on page 2 of this Agreement and to be provided to you in accordance with the House Rules;  “Licence” means the licence to occupy granted to you pursuant to clause 2.1;  “Licence Fee” means the licence fee (together with any VAT thereon) payable by you to us in consideration of the Services, as specified in the payment schedule on page 2 of this Agreement or as varied pursuant to clause 7.2.19;  “Licensor” means we, us, or “Fora” as more specifically referred to on page 1 of this Agreement;  “Licensee” or "you" means you, as more specifically referred to on page 1 of this Agreement;  "Lounge Areas" means space at any of our Buildings, as designated by us as a lounge from time to time;  “Meeting Rooms” means any meeting rooms in any of our Buildings as designated by us as a meeting room from time to time;  “Member” means any Fora client or their employee who has the right to access and use services or facilities at any Building;   “Monthly Meeting Room Credits” means the amount of credits provided to you on a monthly basis, as stated on page 1 of this Agreement “Office Space” means that part of your Home Building licensed to you and identified on page 1 of this Agreement or any alternative office space that may be licensed to you pursuant to clause 11;  “Portfolio” means, collectively properties within the Fora offering, from time to time;  “Product” means the product level as stated on page 1;  Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F

Page of 4 11 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. "Sanctioned Country" means a country or territory that is, or whose government is the target of Sanctions broadly prohibiting dealings with each government, country or territory.  "Sanctioning Authority" means each and any of: (a) the United Nations; (b) the United States of America; (c) the European Union; (d) the French Republic; (e) the United Kingdom; (f) the governments or institutions or agencies of any of the entities listed in (a) to (e) above, including the United Nations Security Council, OFAC, the US Department of State, the Council of the European Union and His Majesty's Treasury through OFSI or any other relevant sanctioning authority.  "Sanctions" means:  (a) any law or regulation of any applicable jurisdiction relating to terrorism or money laundering administered, enacted, or enforced by a Sanctioning Authority;  (b) any regulation or measure of a Sanctioning Authority which:  i. restricts the export of goods (whether directly or indirectly) to or the rendering of services in a country; or  ii. imposes other economic or financial sanctions, trade embargoes or restrictive measures on a country or;  (c) any other economic or financial sanctions, trade embargoes or restrictive measures administered, enacted or enforced from time to time by any Sanctioning Authority or any other law or regulations promulgated under or based under the authorities or any of the foregoing.  "Sanctions List" means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by any Sanctioning Authority, each as amended, supplemented or substituted from time to time.  "Sanctions Restricted Person" means any person or entity:  (a) that is listed on (or owned, controlled by or acting for or on behalf of any person listed on), any Sanctions List;  (b) that is located in or incorporated under the laws of any Sanctioned Country (including, without limitation, the government or any state organ of any Sanctioned Country); or  (c) that is otherwise the subject of any Sanctions; or  (d) that is, to the best of our knowledge and belief, acting or purporting to act on behalf of any of the persons listed in paragraphs (a), (b) and (c) above.  “Schedule of Condition” means a schedule of condition or inventory evidencing the state and condition of the Office Space at the commencement of this Agreement, including a list detailing our fixtures (including walls and carpets), fittings, equipment and effects in the Office Space at the Commencement Date, their general condition and the general condition of the Office Space as a whole, in a form agreed by the parties;  “Services” means each of:   the grant of the Licence; and   Access to WiFi;  access to lounge and common areas of the Portfolio;  access to meeting rooms;  access to utilities within the Buildings;  reception services;  cleaning services;   security services;  access to Member events and promotions;  maintenance of the Buildings, the Office Space (if applicable) and any common areas and lounge areas;   coffee and tea making facilities offered in lounge areas;  the IT & Telephony Services,  “Term” means the period from the Commencement Date until the Termination Date;  “Termination Date” means the date on which this Agreement shall end, in accordance with clause 12; and  “VAT” means value added tax charged in accordance with the Value Added Tax Act 1994.  1.2. In this Agreement:  1.2.1 references to “the Licensor”, "we", “our” and "us" shall be deemed to include references to us as agents for any owners or managers of the Fora Buildings providing the Services, and any of our Group Companies or any associated company;  1.2.2 references to “the Licensee”, "you” or “your” shall be deemed to include, where the context requires, your employees and any permitted lawful guests but shall not include any of your Group Companies or any associated company;  1.2.3 the headings in this Agreement are included for convenience only and shall not affect its interpretation;  1.2.4 references to the singular shall include the plural and vice versa and the masculine shall include the feminine and vice versa;  1.2.5 references to clause numbers, paragraphs and schedules shall be to those of this Agreement unless the contrary is stated;  1.2.6 references to 'include' or 'including' in this Agreement shall be treated as being by way of example and shall not limit the general applicability of any preceding words;  1.2.7 references to persons includes any individual, firm or company or group of persons or unincorporated body;  1.2.8 references to "writing" shall include, without limitation, email; and  1.2.9 an obligation on you not to do something includes an obligation not knowingly to cause or allow that thing to be done 2.  Licence to Occupy  2.1 Subject to payment of the Licence Fee when due and complying with your obligations under this Agreement, we hereby grant you a licence to occupy:  2.1.1 the Office Space; and   2.1.2 the Common Areas and Lounge Areas. 3. Our Obligations  3.1 We will use our reasonable endeavours to:  Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F

Page of 5 11 3.1.1 deliver the Services to you;   3.1.2 keep the Common Areas clean, tidy, in reasonable order and well lit;  3.1.3 provide an adequate supply of hot and cold water and heating;  3.1.4 keep the service media, the lifts and other infrastructure at our Buildings in reasonable working order.  4. Your Obligations  4.1 You acknowledge that:  4.1.1 the Licence and any other rights granted to you pursuant to this Agreement are personal to you and cannot be assigned, or transferred (temporarily or otherwise) to any other person;  4.1.2 You will be allocated the Number of Access Passes as specified on page 1 of this Agreement.   4.1.3 Only Eligible Users shall be entitled to access the Buildings and use the Services under this Agreement. A list of all Eligible Users must be submitted to Fora prior to the Commencement Date (the “Eligible Users List”). You are responsible for maintaining the accuracy of the Eligible Users List and any changes shall be subject to prior written notice to Fora.   You must not activate more passes per day across the portfolio than your Access Limit, failing which, we will be entitled to enforce our rights under this Agreement and we will be entitled (in our sole discretion) to impose an additional charge of no less than £40 plus VAT per access (or no less than £25 per day plus VAT per access for any Building outside of London), which will be recovered from you as an Additional Charge.    4.1.4 you shall at all times be wholly responsible for the actions or omissions of any of your Eligible Users, any of your guests or any other party to whom you permit entry into a Building.  4.1.5 when accessing the Office space, we will always endeavour to: (a) except in case of emergency, consult with you regarding an appropriate time, and arrange for access to take place outside of working hours where reasonably practicable (b) ensure that we cause no unreasonable disruption and (c) respect any of your reasonable security procedures to protect the confidentiality of your business; 4.1.6 our standard operating hours for mechanical services (heating, cooling and fresh air supply) are 7 am to 7 pm Monday to Friday (excluding public holidays);   4.1.7 your guests shall only be permitted to access meeting rooms, Common Areas and Lounge Areas and solely for the purpose of conducting meetings;  4.1.8 all Eligible Users shall be issued with an access card for your Home Building. We may refuse entry to any person (including Eligible Users) who fail to produce a valid access card. Eligible Users may not share, duplicate or distribute access cards and a replacement fee will be charged for any that are lost or damaged;  4.1.9 we shall be entitled to suspend the delivery of any of the Services to you (including denying you access to any Building), without prejudice to any of our other rights under this Agreement, if you are in breach of any terms of this Agreement and for the duration that such breach subsists. You acknowledge that in the event you are suspended from the Fora Building under this clause 4.1.9, your payment obligations under this Agreement will continue for the period of such suspension;  4.1.10 we are not responsible for any property that you leave unattended in any of our Buildings. Items left unattended , may be removed and either stored or destroyed at our discretion and you waive all claims or demands regarding left property; and  4.1.11 It is your sole responsibility to determine whether your Office Space (if applicable) meets the needs of your business and is suitable for the purposes for which it is used.    5 Fees, Charges and VAT  5.1 In consideration of the grant of the Licence and the delivery of the Services to you, you shall pay the Licence Fee to us in accordance with the terms of this Agreement.  5.2 The first payment of the Licence Fee shall be the amount specified on page 1 of this Agreement. This amount shall be payable by you to us on or before the Commencement Date.  5.3 The Licence Fee and any Additional Charges shall be payable by BACS direct debit to an account held by Fora or a Fora Group Company, unless agreed otherwise by the parties in writing. We may at any time, with reasonable prior written notice, request that your direct debit mandate be cancelled and set up with a different Fora Group company.  5.4 The Licence Fee (other than the first payment referred to in clause 5.2 above) shall be payable by you in advance on or before the first Business Day of each month.  5.5 We shall notify you of any Additional Charges incurred by you on or around the last Business Day of the month in which the Additional Charges were incurred, and you shall pay any such Additional Charges in arrears on or before the 1st day of the month being two months after the month in which the Additional Charges were incurred.   5.6 You will pay us interest at the statutory rate of interest on all sums payable under this Agreement which remain unpaid for 7 days from the due date of such payment, such interest being calculated from the due date for payment to the date of payment both after as well as before any judgment.  5.7 All amounts referred to in this Agreement are:  5.7.1 exclusive of VAT, save where expressly stated otherwise; and  5.7.2 subject to VAT where applicable.  5.8 All payments to be made by you under this Agreement shall be made free and clear of and without any deduction or set-off.  5.9 You agree that the Services are provided to you in the United Kingdom and that we are is not providing any Services to you outside of the United Kingdom. To the extent that you are incorporated outside the United Kingdom or conduct any business operations outside the United Kingdom, you accept that Licence Fees are payable without deduction or withholding on account of any taxation which might be applicable to Services provided outside of the United Kingdom.  6. Deposit  6.1 You shall pay the Deposit to us immediately upon signing this Agreement as security for your obligations under this Agreement. You shall ensure that all title in any cash paid by way of the Deposit shall vest absolutely in Fora (free of third party interests). No charge is intended to be created over any such Deposit unless agreed by you and us in writing. Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F

Page of 6 11 6.2 If at any time you cancel a pre-agreed direct debit mandate you have set up with us, you shall immediately pay us a deposit top up, in an amount equal to 1 months’ Licence Fee including VAT (where applicable), and the value of the Deposit will be deemed to have been amended accordingly.  6.3 We shall be entitled at any time to deduct from the Deposit an amount equal to any loss or damage we incur as a result of your failure to perform or observe your obligations under this Agreement, including a failure to pay the Licence Fee. If you become Insolvent, this right will remain unaffected and we shall be entitled to draw down from the deposit any pre-existing losses and any such losses that may arise as a result of you becoming Insolvent and this action will not constitute a breach of our statutory obligations nor require the consent of any administrator, liquidator or insolvency practitioner.  6.4 If any deductions are made by us from the Deposit, you shall replace any such sum deducted within 10 Business Days of demand from us.  6.5 Subject to there being no subsisting breach by you of this Agreement, we shall return the balance of the Deposit to you within 30 Business Days of the Termination Date.  6.6 The payment of the Deposit under this clause 6.6 shall not affect our rights to demand payment at any time of any amounts due under this Agreement.  6.7 You will have no right to offset the Deposit held by us against outstanding amounts due from you.  6.8 We reserve the right at any time to require a reasonable increase to the Deposit amount if  6.8.1 you fail to pay any amounts owing under this Agreement by way of agreed Direct Debit;  6.8.2 you cancel or you fail to notify us of a change in your Direct Debt instruction;  6.8.3 there has been a proper deduction from the Deposit already held by us; or  6.8.4 the circumstances relating to the services delivered to you otherwise reasonably require us to take such action, including but not limited to, you taking transferring to a new space that is larger or of higher quality.    7 Your obligations  7.1 You will access and use the Buildings and the Services at all times in compliance with:  7.1.1 the terms of this Agreement (including, for the avoidance of doubt, the House Rules) and any other rules we may reasonably require you to observe from time to time; and  7.1.2 all rights, regulations, restrictions and covenants affecting your Home Building and any other Building that you access pursuant to this Agreement.  7.2 You agree:  7.2.1 to only access the Buildings and use the Services for the purpose of office use and other reasonably ancillary purposes;  7.2.2 not to make any alteration or addition to the Office Space or any Fora Building, nor to invite into the Building any 3rd party service provider for the purposes of carrying out works or providing services to you or in respect of the Building without our prior written consent (which may be withheld in our absolute discretion). For the avoidance of doubt, this includes, without limitation, any cleaning contractor, IT services provider, security provider, tradesperson or other contractor engaged to perform works to, or otherwise affecting, the Office Space or the Building. This clause shall not apply to 3rd party contractors engaged by you in the ordinary course of your business whose attendance at the Office Space is solely for the delivery of your usual business activities and does not involve performing any works to, or otherwise impacting, the Office Space or the Building; 7.2.3 not to apply for any planning permission in respect of any Building nor to object to any planning application made by us;  7.2.4 not do anything that will or might constitute a breach of any applicable consents affecting any Building or which will or might invalidate in whole or in part any insurance effected by us in respect of any Building from time to time;  7.2.5 to comply with the reasonable requirements and recommendations of the insurers of any Building from time to time, which have been notified to you;  7.2.6 to comply with all laws and regulations that in any way relate to your use of any Building, including in respect of health and safety, that might be enacted from time to time, and to comply with our reasonable requests in respect of any Building’s compliance with applicable laws and regulations from time to time;  7.2.7 to comply with any reasonable requirements or recommendations of our suppliers and providers relating to the supply of electricity, gas, water, sewage, telecommunications and data and other services and utilities to or from any Building and/or Office Space;  7.2.8 not to block any fire exit, corridor or other route of entry or access either in any Building, nor to block accesses to any mechanical services requiring maintenance, service risers or landlord cupboards housed within your Office Space;  7.2.9 not to damage or indirectly cause damage to any Building;  7.2.10 not to do anything which may be or become illegal, be disreputable or cause a nuisance, annoyance, disturbance, inconvenience, injury or damage to us, our employees or the other occupiers of the Buildings or adjacent or neighbouring premises;  7.2.11 not to take, copy or use any information or intellectual property belonging to us or to other Members or their guests, agents or invitees without their prior consent. This includes, without limitation, personal names, likenesses, business names, trademarks, logos or any other intellectual property whatsoever;  7.2.12 not to employ or solicit employment to, in any capacity, directly or indirectly, any of our employees during the Term and for six months thereafter provided that if this clause is breached, you agree to pay to us the sum equivalent to one year’s salary of the employee in question (such amount being agreed by the parties as being a reasonable estimate of damages);  7.2.13 not to do anything or carry on any business or activity that may damage the goodwill or reputation of Fora any Building or the business; and  7.2.14 to comply with the health and safety at work act 1974 at all times, including the undertaking of an annual fire risk assessment for your Office Space only and to provide a copy of such annual fire risk assessment to us within 2 Business Days’ of written demand;  7.2.15 not to interfere with or restrict the supply of mechanical and engineering services, (such as the covering of air vents);  Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F

Page of 7 11 7.2.16 not to instruct or undertake (a) intrusive 3rd party risk assessments or surveys of the Office Space or (b) non-intrusive or intrusive 3rd party risk assessments or surveys relating to the condition of the Building outside of the Office Space without our consent (such consent not to be unreasonably wittheld);  7.2.17 to comply with the reasonable recommendations of our 3rd party risk assessors which may be notified to you from time to time in writing;   7.2.18 only to use your Home Building or any other Building’s address for postal services in respect of the Licensee entity specified on page 1 of this Agreement, unless otherwise agreed with us. You acknowledge that you will be liable for a reasonable charge per company receiving post in the event of a breach of this clause 7.2.18;  7.2.19 that as an occupier of non-domestic space in the UK you are considered liable for business rates and applicable taxes on the Office Space occupied by you in a Building.    You hereby appoint us in perpetuity in respect of the term of this Agreement to manage the business rates and/or recover any rebates or reliefs due in respect of the Office Space (if applicable) on your behalf.     To ensure no more than the correct liability associated with your occupation is paid, if requested by us, you will provide any reasonable information we request and you agree to sign any relevant documentation in regards to business rates within 5 days of a request from us. You agree to forward all correspondence you receive in respect of business rates, to Fora, within 2 working days of receipt.    You acknowledge that the Licence Fee is inclusive of business rates, representing the business rates attributable to the Office Space and, at our reasonable discretion, for a fair proportion of the business rates attributable to the Common Areas at your Home Building. This element of the Licence Fee is calculated after any reliefs or rebates for which your occupation may be entitled. We will adjust your Licence Fee commensurate with an increase or decrease in the Baseline Business Rates.We reserve the right to invoice for any such adjustments at any given time.For the avoidance of doubt, any decreases will be net of any fees or commission incurred in reducing the liability.    Much like any other tax levied, business rates fluctuate and the amount payable may go up or down in respect of the term of this Agreement due to several reasons including, but not limited to, governmental policy or legislative changes. You acknowledge that:    · should the basis of assessment for business rates alter during the term of this Agreement, we are entitled to charge you, in any event, for a fair proportion of business rates levied against your Home Building; and  · we have no control over when your Office Space shall be brought into the Non Domestic Rating List. Where the Office Space remains unassessed on the Non Domestic Rating List, for the duration of this Agreement, the assessment of the liability as provided by a RICS accredited specialist (as adjusted pursuant to this Agreement) shall remain payable to us.    This clause 7.2.19 shall survive termination of this Agreement. 8. Our rights  We reserve the right to:  8.1 re-develop, refurbish, redecorate, repair, maintain and/or otherwise alter or make additions to any part of the Buildings including the Common Areas but excluding the Office Space from time to time without requiring your consent;  8.2 when accessing the Office space, we will always endeavour to: (a) except in case of emergency, consult with you regarding an appropriate time, and arrange for access to take place outside of working hours where reasonably practicable (b) ensure that we cause no unreasonable disruption and (c) respect any of your reasonable security procedures to protect the confidentiality of your business; 8.3 disconnect any Equipment and/or withhold Services if, in our opinion, we believe that:  8.3.1 your Equipment, hardware or software, or use thereof, is damaging or potentially damaging to our property, any Building or our IT infrastructure; or  8.3.2 the Services are being used by you for an unauthorised, immoral or illegal purpose or in an inappropriate or excessive manner; and  8.4 assign, transfer, subcontract or deal in any other way with any of our rights under this Agreement and our proprietary rights to any Building, and you acknowledge that we may novate any of our obligations under this Agreement to any third party or agent without your consent.  9 IT & Telephony Services  You shall comply with the provisions of the House Rules in respect of the IT & Telephony Services.  10. Monthly Meeting Room Credits 10.1 Where we have agreed to credit your account with Monthly Meeting Room Credits, for the purpose of booking Meeting Rooms at your Home Building, they shall be used in accordance with this Agreement. 10.2 You hereby acknowledge that: 10.2.1 the Monthly Meeting Room Credits may only be used towards the dry hire of Meeting Rooms; 10.2.2 the Monthly Meeting Room Credits cannot be used to book Meeting Rooms outside your Home Building; and 10.2.3 any unused Monthly Meeting Room Credits shall not be rolled over from month to month. 11. Alternative Office Space  11.1 Without prejudice to our rights under this Agreement, you acknowledge that we may require you to transfer to alternative Office Space:  11.1.2 elsewhere within your Home Building provided that we will give at least four weeks' prior notice to you and alternative office space is vacant and available in that building; or  11.1.3 in another Building within the Portfolio provided that we will give you at least four weeks’ prior notice of such move.  11.2 In either of the circumstances referred to in clause 11.1 above, we will ensure that (a) we consult with you regarding the alternative office space and (b) the alternative office space is of a reasonably equivalent size and quality to the Office Space or greater.  11.3 If pursuant to clause 11.1.3, alternative office space in the Portfolio is not available within your Home Building’s neighbourhood (or in any event, within a 2 mile radius), then we may serve written notice to Terminate this Agreement on no less than 2 months’ prior written notice.  Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F

Page of 8 11 12 Termination  12.1 This Agreement shall (subject to clause 12.5) continue until the Earliest End Date, and shall continue thereafter unless and until terminated on the Earliest End Date or at the end of any calendar month thereafter by not less than 3 months’ prior written notice. Any termination notice served pursuant to this clause 12.1 must be drafted in the following format:  We hereby give notice of our intention to terminate this agreement on [DATE], in accordance with clause 12 of the Licence Agreement dated [DATE] between Fora and [YOU].  12.2 YOU ACKNOWLEDGE THAT THIS IS NOT A FIXED-TERM AGREEMENT. IF THIS AGREEMENT IS NOT TERMINATED IN ACCORDANCE WITH THIS CLAUSE 12 AND NO RENEWAL AGREEMENT IS ENTERED INTO, THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AND EFFECT.  12.3 Before the Earliest End Date we may elect (in our absolute discretion) to send you a draft renewal agreement setting out proposed terms (including any adjustment to the Licence Fee or the Deposit) from the Earliest End Date.  12.4 If this Agreement continues after the Earliest End Date and no renewal agreement is entered into on or before the Earliest End Date, if you have an office product the Licence Fee shall automatically increase by 15% on the Earliest End Date, and again on each anniversary of the Earliest End Date until such date that a renewal agreement is entered into or this Agreement is terminated in accordance with this clause 12. If you have a membership product, the Licence Fee shall automatically increase to the current list price published on our website from time to time. 12.5 We may immediately terminate this Agreement (and your consequent right to use the Office Space and the Ancillary Services) at any time by notice in writing to you if:  12.5.1 your Office Space (if applicable) or your Home Building are no longer available due to circumstances beyond our reasonable control;  12.5.2 you fail to pay an invoice pursuant to this Agreement within 14 days of the due date for payment stated on such invoice;   12.5.3 you are in material or persistent breach of any of your obligations under this Agreement or any other agreement you hold with us;  12.5.4 you become Insolvent; or  12.5.5 you are in breach of clause 20 of this Agreement,  and, in respect of clauses 12.5.3 and 12.5.5 you fail to remedy such breach within 5 business day of being notified of such breach.  12.6 On termination of this Agreement for any reason:  12.6.1 other than in the case of termination pursuant to clause 12.5.1, we shall be entitled to charge you for any Licence Fees that would have been payable by you until the Earliest End Date;  12.6.2 you shall immediately pay to us any outstanding amounts payable to us under this Agreement together with any applicable interest;  12.6.3 you shall immediately leave the Office Space and any Building, and you shall remove all your personal goods and items, and you agree that any items left on our premises following the Termination Date shall be deemed abandoned and shall be disposed of (in our absolute discretion) at your cost;  12.6.4 you shall immediately return any materials or equipment in your possession or under your control which belong to or were supplied by us;  12.6.5 you shall comply with the provisions of clause 12.8 (dilapidations).   12.6.6 your rights to access to the Services and any Building shall immediately cease; and  12.6.7 you shall comply with the provisions relating to termination contained in the House Rules.  12.7 The accrued rights, remedies, obligations and liabilities of you or us at expiry or termination shall be unaffected, including the right to claim damages in respect of any prior breach of this Agreement.  12.7.1 You waive any claims or demands regarding any property abandoned at our Buildings or our handling of them. You indemnify us for the costs of disposing of such items and we will be entitled to deduct such sums from the Deposit.  12.8      Dilapidations  12.8.1  On expiry or termination of this Agreement, we shall charge you a reasonable dilapidations fee, which shall be used to return the Office Space to the same condition as it was on the date of this Agreement subject to fair wear and tear or to a condition consistent with the Schedule of Condition (if applicable). For the avoidance of doubt, the dilapidations fee shall at a minimum include a deep clean and repaint of the Office Space. If this agreement is terminated pursuant to clause 12.1, the dilapidations fee shall be invoiced to you no later than 30 days before the date of termination and will be due and payable on or before the date of termination. Where this agreement is terminated for any other reason, the dilapidations fee will be invoiced to you as soon as reasonably practicable following the termination date and shall fall due immediately.     12.8.2   The dilapidations fee shall also include a charge for removing any alterations that have been installed in your Office Space at your request, and reinstating the Office Space to its original condition, provided that this clause 12.8.2 is subject to any other express agreement between the parties in respect of alterations.  12.8.3   The dilapidations charge shall also include costs for any lost or damaged property owned by Fora (including, but not limited to office furniture, keys, and access passes).   12.8.4    You acknowledge and agree that the dilapidations charge shall be calculated on the basis of Fora completing the works itself and using its own contractors.   12.8.5      In the event of a dispute between the parties regarding the dilapidations fee, Fora shall be entitled (in its own discretion) to appoint an independent surveyor to verify the dilapidations fee, and in this respect the parties shall share the cost of such appointment equally.   12.8.6   You acknowledge that Fora is entitled to retain title to any alterations made to the Office Space at your request on expiry or termination of this agreement, and that Fora may choose to retain or repurpose any such alterations in its absolute discretion.  13 Damage  Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F

Page of 9 11 13.1. You are responsible for the Office Space and its state and condition for the duration of the Term. Any damage to the Office Space or any Building or their contents or equipment incurred as a result of your action or omission (or those of your employees or visitors) will result in a charge to you based on the cost of replacement of such item and/or any subsequent loss of business or trade or other commercial activity suffered by us.  13.2. You agree to indemnify us against all losses, claims, demands, actions, proceedings, damages, costs, expenses or other liability in any way arising from any breach of your obligations and/or the exercise of any rights given in this Agreement.  14 Limitation of liability  14.1 To the extent permitted by law, the liability of Fora, its employees, affiliates, sub-contractors, suppliers or other representatives (together, the “Fora Parties”) under or in connection with this Agreement, shall be limited in aggregate to an amount equal to the Licence Fees paid by you in the twelve (12) months prior to any liability arising.  14.2 The restrictions on our liability under this clause 14 apply to every liability arising under or in connection with this Agreement, including without limitation, contract, tort (including negligence), misrepresentation, repudiation, statutory duty, renunciation or other breach of contract, restitution or otherwise and whether arising under any indemnity, whether caused by any total or partial failure or delay in supply of the Services, and whether deliberate (but not in bad faith) or otherwise, however fundamental the result.  14.3 Notwithstanding any other provision of this Agreement, we shall have no liability however caused whether suffered by you or any third party for:  14.3.1 damage, loss, or theft of personal or business belongings;  14.3.2 direct or indirect loss of or damage to use, profits, revenue, business, contracts, opportunities, goodwill, anticipated savings, data, information or corruption of software;  14.3.3 indirect, special or consequential loss; or  14.3.4 any third party claims.  14.4 Nothing in this Agreement shall limit or exclude our or your liability for:  14.4.1 death or personal injury caused by negligence, or the negligence of any of our or your employees, agents or subcontractors; or  14.4.2 fraud or fraudulent misrepresentation.  14.5 You acknowledge that we are not liable for the actions of any Member and if a dispute arises between Members, we have no responsibility or obligation to participate in the dispute or indemnify any party to it.  14.6 This clause 14 shall survive termination of this Agreement.  15 Force Majeure  15.1 We shall not be liable for any breach of this Agreement, any failure in performing our obligations under this Agreement or any losses resulting therefrom caused by a Force Majeure Event.  15.2 We will be entitled in our sole discretion to reasonably interrupt or withdraw or cease to provide the Services at any time in order to respond to, carry out maintenance, repairs and/or support services in respect of any Force Majeure Event.  16 Insurance  16.1 We, or where applicable, our landlord or superior landlord, shall insure the Buildings against loss or damage by all risks that we consider prudent to insure against, provided that such insurance is available in the market on reasonable terms. You acknowledge that such insurance will not cover your business or contents kept at any of our Buildings.  16.2 You agree to carry insurance for (i) your business and business interruption (ii) all your contents kept at any of our Buildings and (iii) public liability, all to appropriate levels. You agree to indemnify Fora in respect of any loss or claim that arises if at any time and for any reason you do not hold any such insurance.  16.3 We may at any time request a copy of a valid certificate of your business and contents insurance policy and your public liability policy.  17 Confidentiality  The terms of this Agreement are confidential and neither party shall disclose them to any third party without the other party’s prior written consent save in respect of disclosure to Group Companies, professional advisers, purchasers, lenders or as may be required under applicable law. This clause 17 shall survive termination of this Agreement until the date being 3 years from the date of termination.   18 Data Protection  18.1 You agree that we may process, disclose or transfer any personal data which we hold on or in relation to you, provided that we take such reasonable steps to ensure that it is used only to fulfil our obligations under this agreement, for fraud prevention, to process your payments for our Services or to make available information which we reasonably consider may be of interest to you.  18.2 We will both ensure that all personal data provided or disclosed by the other party (i) is kept confidential and reasonably secure; and (ii) is not disclosed to any unauthorised third parties. The party to whom such personal data is provided or disclosed will comply with all reasonable instructions from the providing or disclosing party relating to the security and confidentiality of the personal data.  18.3 A party to whom personal data is provided or disclosed by the other party (i) will only process that personal data in accordance with the instructions of that other party; and (ii) will not do anything with any of the personal data (including processing it) other than in accordance with instructions given by the other party.  18.4 Each of us (i) will obtain and maintain all appropriate registration and consents under the General Data Protection Regulation ("GDPR") or any such other applicable legislation as may be in force from time to time in order to allow that party to perform its obligations under this Agreement; (ii) will process personal data in accordance with the GDPR; (iii) will use its reasonable endeavours to make sure that no act or omission by it, its employees, contractors or agents results in the breach of the obligations of either party under the GDPR; and (iv) you shall ensure that such personal data shall have been obtained Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F

Page of 10 11 and supplied to us in compliance with the GDPR, all codes of practice issued thereunder and all data, protection legislation, including you obtaining any necessary consents to the processing of such data as contemplated by this Agreement, and that all your instructions to us to process such data shall comply with the GDPR and data protection legislation.  18.5 Nothing in this clause 18 will operate to prevent or restrict any disclosure by either party which is required pursuant to an order of a court of competent jurisdiction or pursuant to a proper demand made by any competent authority or body where the party concerned is under a legal or regulatory obligation to make such a disclosure.  19 Miscellaneous  19.1 We reserve the right to make reasonable changes to the House Rules from time to time if we consider them appropriate to the operation of our business, and you acknowledge that such amended terms will continue to apply to you from time to time.  19.2 If any provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision shall be deemed deleted. Any modification to or deletion of a provision shall not affect the validity and enforceability of the rest of the Agreement.  19.3 If either of us fail to enforce (or delays enforcing) the provisions of this Agreement then such failure or delay shall have no effect on the rights of that party. Waiver by either of us of any of its rights shall not operate as a waiver of any other rights in relation to any subsequent breach of this Agreement. No right, power or remedy available to either of us under this Agreement is exclusive of any other right, power or remedy available to that party and each such right, power or remedy shall be cumulative.  19.4 Variations to this Agreement shall not be effective unless they are in writing and signed by or on behalf of all parties.  19.5 No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.  19.6 Nothing in this Agreement is intended to or shall operate to create a partnership between the parties, or to authorise any party to act as agent for the other, and no party shall have authority to act in the name or on behalf of or otherwise to bind the other in any way (including without limitation the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power).  19.7 This Agreement contains all the terms and conditions agreed between the parties. We both acknowledge that, in entering into this Agreement, neither of us have relied upon any statement, warranty or representation made by or on behalf of the other that has not been set out in this Agreement, whether in any service description document or otherwise.  19.8 Notices issued to Fora shall be delivered to the following addresses (or such address as may be notified to you from time to time):  Email: notices@theofficegroup.com   Post: Notices    c/o the General Manager  Fora The Smiths Building  179 Great Portland Street  London  W1W 5PL  United Kingdom  19.9 Notices issued to you shall be delivered to the address and/or electronic mail address stated on page 1 of this Agreement (or such address as may be notified by you to Fora from time to time).  YOU ACKNOWLEDGE THAT ALL NOTICES SERVED BY YOU MUST BE DELIVERED IN ACCORDANCE WITH THIS CLAUSE 19.8 AND THAT NOTICES PHYSICALLY LEFT AT FORA BUILDINGS WILL NOT BE DEEMED TO HAVE BEEN VALIDLY SERVED.  19.10 Provisions of this Agreement which expressly or by implication are intended to survive termination shall continue in full force and effect.  20 Anti-Money Laundering, Anti-Bribery and Sanctions  20.1. You warrant that you shall at all times comply with and will continue to comply with all applicable laws and regulations, including (but not limited) the UK Bribery Act 2010, The Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 and the London Local Authorities Act 2007.  20.2 You agree to take all reasonable steps and promptly do all things required in response to our reasonable requests in respect of compliance with applicable law, which may include (but is not limited to) the provision of “know your customer” (" KYC") information relating to you and/or any person that may use our Buildings or services pursuant to this Agreement.  20.3. Fora reserves the right at any time to carry out further periodic KYC checks (including but not limited to background checks) relating to your compliance with applicable laws. In respect of such KYC checks, you agree to provide us any reasonable information that we may request from time to time. If, in our reasonable opinion, there is a reason for us to suspect that you or any of your occupants in a Building are in breach or has been in breach of applicable laws (and in particular, with respect to anti-money laundering, anti-bribery and corruption, and anti-modern slavery laws), we reserve the right to immediately terminate this agreement on written notice to you.  20.4 Neither you nor any member of your group nor any of your respective directors or officers shall at any time:   20.4.1 be a Sanctions Restricted Person; or   20.4.2 engage in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Sanctions Restricted Person; or  20.4.3 engage in any transaction, activity or conduct that would violate Sanctions applicable to it.   Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F

Page of 11 11 21 Modern Slavery  21.1 You and we shall each comply and use all reasonable endeavours to ensure where applicable that any persons engaged by us shall comply, with all applicable laws, statutes, regulations and codes from time to time in force relevant to the Modern Slavery Act 2015.  21.2 The parties represent and warrant to one another that neither it nor its officers, employees or other persons associated with it:  21.2.1. has been convicted of any offence involving slavery and human trafficking; and  21.2.2. having made reasonable enquiries, has been or is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence or alleged offence of or in connection with slavery and human trafficking.  22 Marketing and Publicity 22.1 You hereby grant us and those authorised by a non-exclusive royalty free licence to use your name, logo (and other marks to the extent agreed in writing between the parties) (together the "Marks") for marketing, promotional materials and press materials in connection with promoting the Portfolio, Home Building or our business as a flex serviced office provider. Such use shall include but is not limited to use in marketing materials, press releases, websites, brochures, social media or signage. 22.2 The parties agree to cooperate in good faith, if requested, to prepare and issue a joint press release announcing your licence of the Office Space. The content of such press release shall be agreed between the parties (such agreement not to be unreasonably withheld or delayed). 22.3 We agree to comply and ensure those authorised by us comply, with any reasonable brand guidelines provided by you in connection with our use of the Marks and shall not use these in any way that may bring you into disrepute, be misleading or adversely affect your brand or reputation. 22.4 Upon termination of this Agreement, we hereby agree to cease all use of your Marks, save for where: 22.4.1 materials are already in circulation which utilise the Marks; 22.4.2 materials are part of a wider campaign that is scheduled to be launched; or 22.4.3 these are used to highlight you as a company we have worked with. 23 Class Action Waiver  Any proceeding to resolve or litigate any dispute in any forum will be conducted solely on an individual basis. Neither we nor you will seek to have any dispute heard as a class action or in any other proceeding in which either party acts or proposes to act in a representative capacity. No proceeding will be combined with another without the prior written consent of all parties to all affected proceedings. We and you also agree not to participate in claims brought in a representative capacity, or any consolidated claims involving another person's account, if we are a party to the proceeding.  24. Governing Law and Jurisdiction  This Agreement shall be interpreted in accordance with English law and any disputes (including non-contractual disputes or claims) shall be subject to the exclusive jurisdiction of the English courts. Docusign Envelope ID: BFE99198-FF79-8296-8373-CC5FF615A20F